EXHIBIT 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-180051 on Form F-3, of our reports dated January 30, 2013 relating to the consolidated financial statements of Fibria Celulose S.A., and the effectiveness of Fibria Celulose S.A.’s internal control over financial reporting, appearing in this Annual Report on Form 20-F of Fibria Celulose S.A. for the year ended December 31, 20122.

/s/ PricewaterhouseCoopers
PricewaterhouseCoopers
Auditores Independentes
Sao Paulo

February 28, 2013